Master Bond

77Q1 (e):
Copy of new or amended Registrant investment advisory contract

Attached please fund as an exhibit to Sub-Item
77Q1(e) of Form N-SAR, a copy of the new Sub-
Investment Advisory Agreement between the
Registrant and BlackRock Advisors, LLC
("Adviser") and BlackRock (Singapore) Limited
("Sub-Adviser").


Exhibit 77Q1 (e)

FORM OF
SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated September 24, 2012, between
BlackRock Advisors, LLC, a Delaware limited liability
company (the "Adviser"), and BlackRock (Singapore)
Limited, a corporation organized under the laws of
Singapore (the "Sub-Adviser").
      WHEREAS, the Adviser has agreed to furnish
investment advisory services to the separate series set
forth in Exhibit A (each a "Series") of Master Bond LLC,
a Delaware limited liability company (the "Master LLC"),
an open-end management investment company registered
under the Investment Company Act of 1940, as amended (the
"1940 Act");
      WHEREAS, the Adviser wishes to retain the Sub-
Adviser to provide it with certain sub-advisory services
as described below in connection with Adviser's advisory activities on behalf of the Series;
      WHEREAS, the advisory agreement between the Adviser
and the Master LLC, dated September 29, 2006 (such
agreement or the most recent successor agreement between
such parties relating to advisory services to the Master
LLC is referred to herein as the "Advisory Agreement") contemplates that the Adviser may sub-contract investment advisory services with respect to the Series to a sub-adviser; and
      WHEREAS, the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;
      NOW, THEREFORE, in consideration of the mutual
premises and covenants herein contained and other good
and valuable consideration, the receipt of which is
hereby acknowledged, it is agreed by and between the
parties hereto as follows:
      1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser with respect to the Series and the Sub-Adviser accepts such appointment and agrees
to render the services herein set forth for the
compensation herein provided.
      2. Services of the Sub-Adviser. Subject to the succeeding provisions of this section, the oversight and supervision of the Adviser and the direction and control of the Master LLC's Board of Directors, the Sub-Adviser
will perform certain of the day-to-day operations of the Series, which may include one or more of the following services, at the request of the Adviser: (a) acting as investment adviser for and managing the investment and reinvestment of those assets of the Series as the Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Series and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Series; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Series; (c) providing investment research and credit analysis concerning the Series' investments, (d) assisting the
Adviser in determining what portion of the Series' assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases
and sales of such investments made for the Series, and
(f) maintaining the books and records as are required to support Series investment operations. At the request of the Adviser, the Sub-Adviser will also, subject to the oversight and supervision of the Adviser and the direction and control of the
Master LLC's Board of Directors, provide to the Adviser
or the Series any of the facilities and equipment and
perform any of the services described in Section 3 of the Advisory Agreement. In addition, the Sub-Adviser will keep the Series and the Adviser informed of developments materially affecting the Series and shall, on its own initiative, furnish to the Series from time to time whatever information the Sub-Adviser believes appropriate
for this purpose. The Sub-Adviser will periodically communicate to the Adviser, at such times as the Adviser may direct, information concerning the purchase and sale
of securities for the Series, including: (a) the name of
the issuer, (b) the amount of the purchase or sale, (c)
the name of the broker or dealer, if any, through which
the purchase or sale is effected, (d) the CUSIP number of
the instrument, if any, and (e) such other information as
the Adviser may reasonably require for purposes of
fulfilling its obligations to the Series under the
Advisory Agreement. The Sub-Adviser will provide the
services rendered by it under this Agreement in
accordance with the Series' investment objectives,
policies and restrictions (as currently in effect and as
they may be amended or supplemented from time to time) as stated in the Series' Prospectus and Statement of
Additional Information and the resolutions of the Master
LLC's Board of Directors.
      3. Covenants.
            (a) In the performance of its duties under this Agreement, the Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by:
(i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable Rules and Regulations of the
Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Charter and By-Laws of the Master LLC, as such documents are amended from time to time; (iv) the investment objectives and policies of the Series as set
forth in the Series' Registration Statement on Form N-1A and/or the resolutions of the Board of Directors; and (v)
any policies and determinations of the Board of Directors
of the Master LLC; and
            (b) In addition, the Sub-Adviser will:
            (i) place orders either directly with the
issuer or with any broker or dealer. Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Adviser
will attempt to obtain the best price and the most
favorable execution of its orders. In placing
orders, the Sub-Adviser will consider the experience
and skill of the firm's securities traders as well
as the firm's financial responsibility and
administrative efficiency. Consistent with this
obligation, the Sub-Adviser may select brokers on
the basis of the research, statistical and pricing
services they provide to the Series and other
clients of the Adviser or the Sub-Adviser.
Information and research received from such brokers
will be in addition to, and not in lieu of, the
services required to be performed by the Sub-Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker
would have charged for effecting the same
transaction, provided that the Sub-Adviser
determines in good faith that such commission is
reasonable in terms either of the transaction or the
overall responsibility of the Adviser and the Sub-
Adviser to the Series and their other clients and
that the total commissions paid by the Series will
be reasonable in relation to the benefits to the
Series over the long-term. Subject to the foregoing
and the provisions of the 1940 Act, the
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Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, the Sub-Adviser
may select brokers and dealers with which it or the
Master LLC is affiliated;
            (ii) maintain books and records with
respect to the Series' securities transactions and
will render to the Adviser and the Master LLC's
Board of Directors such periodic and special reports
as they may request;
            (iii) maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates. When the Sub-Adviser
makes investment recommendations for the Series, its investment advisory personnel will not inquire or take into consideration whether the issuer of
securities proposed for purchase or sale for the
Series' account are customers of the commercial
department of its affiliates; and
            (iv) treat confidentially and as
proprietary information of the Series all records
and other information relative to the Series, and
the Series' prior, current or potential
shareholders, and will not use such records and
information for any purpose other than performance
of its responsibilities and duties hereunder, except
after prior notification to and approval in writing
by the Series, which approval shall not be
unreasonably withheld and may not be withheld where
the Sub-Adviser may be exposed to civil or criminal
contempt proceedings for failure to comply, when
requested to divulge such information by duly
constituted authorities, or when so requested by the
Series.
      4. Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from
engaging in any other lawful activity, and shall not in
any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or
for the accounts of others for whom it or they may be
acting; provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
      5. Books and Records. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Series are the property of the Master LLC and
further agrees to surrender promptly to the Master LLC
any such records upon the Master LLC's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940
Act (to the extent such books and records are not
maintained by the Adviser).
      6. Expenses. During the term of this Agreement, the Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by the Sub-Adviser in connection with its duties hereunder; provided that the
Board of Directors of the Master LLC may approve reimbursement to the Sub-Adviser of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Series operations (including, without
limitation, compliance matters) (other than the provision
of
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investment advice and administrative services required to
be provided hereunder) of all personnel employed by the Sub-Adviser who devote substantial time to Series operations or the operations of other investment
companies advised or sub-advised by the Sub-Adviser.
      7. Compensation.
            (a) The Adviser agrees to pay to the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A hereto. For any period
less than a month during which this Agreement is in
effect, the fee shall be prorated according to the
proportion which such period bears to a full month of 28,
29, 30 or 31 days, as the case may be.
            (b) For purposes of this Agreement, the net
assets of the Series shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Master LLC for calculating the value of the Series'
assets or delegating such calculations to third parties.
      8. Indemnity.
            (a) The Series may, in the discretion of the
Board of Directors of the Master LLC, indemnify the Sub-Adviser, and each of the Sub-Adviser's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Adviser's request as director,
officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred
by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or
administrative or investigative body in which such
Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set
forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in
the best interest of the Series and furthermore, in the
case of any criminal proceeding, so long as such
Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Series or its shareholders or any expense of such Indemnitee arising by reason of (i)
willful misfeasance, (ii) bad faith, (iii) gross
negligence or (iv) reckless disregard of the duties
involved in the conduct of such Indemnitee's position
(the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement
or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be
provided unless there has been a determination that such settlement or compromise is in the best interests of the Series and that such Indemnitee appears to have acted in good faith in the reasonable belief that such
Indemnitee's action was in the best interest of the
Series and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily
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prosecuted by any Indemnitee as plaintiff,
indemnification shall be mandatory only if the
prosecution of such action, suit or other proceeding by
such Indemnitee was authorized by a majority of the full Board of Directors of the Master LLC.
            (b) The Series shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Series receives a written affirmation of
the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Series unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the
Master LLC determine that the facts then known to them
would not preclude indemnification. In addition, at least
one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee's undertaking, (B) the Series shall be insured against losses arising by reason of any unlawful advance, or (C)
a majority of a quorum consisting of Directors of the
Master LLC who are neither "interested persons" of the
Master LLC (as defined in Section 2(a)(19) of the 1940
Act) nor parties to the proceeding ("Disinterested Non-
Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the
Indemnitee ultimately will be found entitled to
indemnification.
            (c) All determinations with respect to the
standards for indemnification hereunder shall be made (1)
by a final decision on the merits by a court or other
body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a
majority vote of a quorum of the Disinterested Non-Party Directors of the Master LLC, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote
of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any
proceeding shall be authorized shall be made in
accordance with the immediately preceding clause (2)
above.
      The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
      9. Limitation on Liability. The Sub-Adviser will not
be liable for any error of judgment or mistake of law or
for any loss suffered by the Adviser or by the Series in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with
respect to the receipt of compensation for services or a
loss resulting from willful misfeasance, bad faith or
gross negligence on its part in the performance of its
duties or from reckless disregard by it of its duties
under this Agreement. As used in this Section 9, the term "Sub-Adviser" shall include any affiliates of the Sub-Adviser performing services for the Series contemplated hereby and partners, directors, officers and employees of the Sub-Adviser and such affiliates.
      10. Duration and Termination. This Agreement shall become effective with respect to a Series as of the date set forth opposite such Series on Exhibit A and, unless sooner terminated with respect to the Series as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement
shall continue in effect with respect to
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the Series for successive periods of 12 months, provided
such continuance is specifically approved at least
annually by both (a) the vote of a majority of the Master LLC's Board of Directors or a vote of a majority of the outstanding voting securities of the Series at the time outstanding and entitled to vote and (b) by the vote of a majority of the Directors, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement
may be terminated by a Series or the Adviser at any time, without the payment of any penalty, upon giving the Sub-Adviser 60 days' notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Series or the Adviser shall be directed or approved by the vote of a majority of the Directors of the Master LLC
in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the
Series entitled to vote, or by the Sub-Adviser on 60
days' written notice (which notice may be waived by the Series and the Adviser), and will terminate automatically upon any termination of the Advisory Agreement between the Master LLC and the Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
      11. Notices. Any notice under this Agreement shall
be in writing to the other party at such address as the
other party may designate from time to time for the
receipt of such notice and shall be deemed to be received
on the earlier of the date actually received or on the
fourth day after the postmark if such notice is mailed
first class postage prepaid.
      12. Amendment of this Agreement. This Agreement may
be amended by the parties only if such amendment is specifically approved by the vote of the Board of
Directors of the Master LLC, including a majority of
those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the
Series.
      13. Miscellaneous. The captions in this Agreement
are included for convenience of reference only and in no
way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
      14. Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State
of New York for contracts to be performed entirely
therein without reference to choice of law principles
thereof and in accordance with the applicable provisions
of the 1940 Act. To the extent that the applicable laws
of the State of New York, or any of the provisions,
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
      15. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
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      IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.
BLACKROCK ADVISORS, LLC
By:
____________________________
_______
Name:
Title:
BLACKROCK (SINGAPORE)
LIMITED
By:
____________________________
_______
Name:
Title:
AGREED AND ACCEPTED
as of the date first set forth above
MASTER BOND LLC
By: ___________________________________
Name:
Title:
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Exhibit A
Name of Series                                Effective Date
Master Total Return Portfolio              September 24, 2012

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Schedule A
Sub-Investment Advisory Fee
Pursuant to Section 7, for that portion of the Series for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal to forty-six percent (46%) of the advisory fee received by the Adviser from the Series with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.
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